                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            _______________________

                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

Date of earliest event
  reported:  June 26, 1996


                       INFINITY BROADCASTING CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                          0-14702                        13-2766282
- --------------------------------------------------------------------------------
(State of                 (Commission File Number)           (IRS Employer
Incorporation)                                               Identification No.)


                 600 Madison Avenue, New York, New York  10022
- --------------------------------------------------------------------------------
              (Address of principal executive offices)  (Zip Code)


                                 (212) 750-6400
                        -------------------------------
                        (Registrant's telephone number)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS


  On June 26, 1996, Infinity Broadcasting Corporation (the "Company") completed the acquisition of twelve radio stations located in Dallas-Fort Worth, Boston, Baltimore, Atlanta and Orlando from various subsidiaries of Granum Holdings, L.P. for a total purchase price of $410 million plus working capital (the "Granum Acquisition") pursuant to a Stock Purchase Agreement, dated as of March 3, 1996, between the Company and Granum Holdings L.P. The radio stations are KRBV-FM, KHVN-AM and KOAI-FM in Dallas-Fort Worth, WBOS-FM and WOAZ-FM in Boston, WCAO-AM and WXYV-FM in Baltimore, WAOK-AM and WVEE-FM in Atlanta and WHOO-AM, WHTQ-FM and WMMO-FM in Orlando (collectively, the "Stations"). Pursuant to the Telecommunications Act of 1996 (the "1996 Telecom Act"), the Company, as a result of the completion of the Granum Acquisition, is required to divest one FM station in Dallas in order to comply with the 1996 Telecom Act.

  The purchase price of the Granum Acquisition was funded by bank borrowings under the Company's Third Amended and Restated Credit Agreement dated as of June 13, 1996, with a syndicated group of bank lenders.

  The Company has entered into an agreement with Cox Broadcasting, Inc. to swap radio stations in Orlando for Cox's radio stations in Chicago. The Cox stations in Chicago are WCKG-FM and WYSY-FM. The Infinity stations are WHOO-AM, WHTQ-FM and WMMO-FM in Orlando, which Infinity acquired in the Granum Acquisition. In addition, Infinity has agreed to pay Cox $20 million. The transaction has been structured as a tax- free like-kind exchange. The consummation of the transaction is subject to certain conditions, including approval of the Federal Communications Commission.


  Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

  (a)  Financial Statements of Business Acquired.

  The information called for by this Item is included on pages F-1 through F-25 of this filings and is incorporated herein by reference.

  (b)  Pro Forma Financial Information.

  The unaudited pro forma combined statements of operations data for the year ended December 31, 1995 are presented as if, at the beginning of such period, the Company had completed (i) the acquisition of the Stations (ii) the acquisition of radio station KLUV-FM, which acquisition was completed on April 21, 1995 (iii) the acquisition of seven radio stations from various entities affiliated with Alliance Broadcasting, Inc. (the "Alliance Acquisition"), which acquisition was completed on January 16, 1996 and previously reported on the Company's Current Report on Form 8-K (filed on September 27, 1995), as amended by Form 8-K/A (filed on April 1, 1996), (iv) the acquisition of TDI Worldwide, Inc. (the "TDI Acquisition"), which acquisition was completed on March 26, 1996 and previously reported on the Company's

Current Report on Form 8-K (filed on April 10, 1996), as amended by Form 8-K/A (filed on May 15, 1996), and (v) the disposition of radio station KYCW-FM, Seattle, Washington (the "KYCW-FM Disposition"), which disposition was completed on May 22, 1996 (collectively, the "Transactions").

  The unaudited pro forma combined statements of operations data for the six months ended June 30, 1996 is presented as if, at the beginning of such period, the Company had acquired the Stations, and completed the TDI Acquisition.

  In the opinion of management, all adjustments necessary to present fairly this pro forma information have been made.

  The pro forma combined financial statements that follow should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto, which appear in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and with the Financial Statements and Notes thereto of (i) the operating subsidiaries of Granum Holdings, L.P. appearing elsewhere in this filing, (ii) Alliance Broadcasting, L.P. filed with the Company's Current Report on Form 8-K/A (filed on April 1, 1996), and (iii) TDI Worldwide, Inc. and Subsidiaries filed with the Company's Current Report on Form 8-K (filed on April 10, 1996), as amended by Form 8-K/A (filed on May 15, 1996). The pro forma information is not necessarily indicative of the results that would have been reported had the Transactions actually occurred on the dates specified nor is it indicative of the Company's future results. The pro forma information does not take into account the disposition of one FM station in Dallas, which is required in order to comply with the 1996 Telecom Act.


(c)  Exhibits.

Exhibit
Number                         Description of Exhibit
- -------                        ----------------------
2(a)   Asset Purchase Agreement, dated as of September 12, 1994, by and between
       TK Communications, Inc. and Infinity Broadcasting Corporation of Dallas.
       (This exhibit can be found as Exhibit 2(f) to the Company's Quarterly
       Report on Form 10-Q for the quarter ended September 30, 1994 (File No.
       0-14702) and is incorporated herein by reference.)

2(b) Purchase Agreement, dated as of September 22, 1995, among each of the entities identified in Schedule 1.0 (a) thereto, Alliance Broadcasting,
       L.P., each of the entities identified in Schedule 1.0 (b) thereto, Infinity Broadcasting Corporation of Los Angeles and the Company. (This exhibit can be found as Exhibit 2(a) to the Company's Report on Form 8-K filed on September 27, 1995 (File No. 0- 14702), and is incorporated herein by reference.)

2(c) Stock Purchase Agreement, dated as of February 22, 1996, by and among the Company, William M. Apfelbaum, each of the other stockholders of TDI
       Worldwide, Inc. identified on Schedule 4.2 thereto. (This exhibit can be found as Exhibit 2(i) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-14702) and is incorporated herein by reference.)

2(d) Stock Purchase Agreement, dated as of March 3, 1996, between the Company and Granum Holdings L.P. (This exhibit can be found as Exhibit 2(j) to the Company's Annual Report on Form 10-K for the fiscal year end December
       31, 1995 (File No. 0-14702) and is incorporated herein by reference.)

23(a)  Consent of Deloitte & Touche LLP

                                   Signature


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           INFINITY BROADCASTING CORPORATION


                                            By  /s/ FARID SULEMAN
                                               -----------------------------
                                                    Farid Suleman,
                                                    Vice President-Finance
                                                    and Chief Financial Officer


Dated:  September 5, 1996

Item 7


                  OPERATING SUBSIDIARIES OF
                  GRANUM HOLDINGS, L.P.


                  COMBINED BALANCE SHEETS AS OF
                  DECEMBER 31, 1995 AND 1994 AND THE
                  RELATED COMBINED STATEMENTS OF
                  OPERATIONS AND ACCUMULATED DEFICIT
                  AND OF CASH FLOWS FOR EACH OF THE THREE YEARS
                  IN THE PERIOD ENDED DECEMBER 31, 1995 AND
                  INDEPENDENT AUDITORS' REPORT

OPERATING SUBSIDIARIES OF GRANUM HOLDINGS, L.P.

TABLE OF CONTENTS


                                                                            PAGE
INDEPENDENT AUDITORS' REPORT                                                 1

COMBINED FINANCIAL STATEMENTS:

   Combined Balance Sheets, December 31, 1995 and 1994                       2

   Combined Statements of Operations and Accumulated Deficit,
     Years Ended December 31, 1995, 1994 and 1993                            3

   Combined Statements of Cash Flows, Years Ended
     December 31, 1995, 1994 and 1993                                        4

   Notes to Combined Financial Statements, Years Ended
     December 31, 1995, 1994 and 1993                                       5-15

                        DELOITTE & TOUCHE LLP LETTERHEAD


INDEPENDENT AUDITORS' REPORT

To the Partners of
Granum Holdings, L.P.:

We have audited the accompanying combined balance sheets of the operating subsidiaries (as defined in Note 1 to the combined financial statements) of Granum Holdings, L.P. ("the Partnership") as of December 31, 1995 and 1994 and the related combined statements of operations and accumulated deficit and of cash flows for each of the three years in the period ended December 31, 1995. These combined financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the operating subsidiaries of the Partnership at December 31, 1995 and 1994 and the combined results of operations and cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Partnership signed an agreement to sell its operating subsidiaries, subject to certain conditions and approvals.

DELOITTE & TOUCHE LLP

April 3, 1996

OPERATING SUBSIDIARIES OF GRANUM HOLDINGS, L.P.

COMBINED BALANCE SHEETS
DECEMBER 31, 1995 AND 1994

- -------------------------------------------------------------------------------------------------------------
ASSETS                                                            1995                              1994

CURRENT ASSETS:
 Cash and cash equivalents                                    $  3,704,906                       $  8,664,130
 Accounts receivable-net of allowance for doubtful
  accounts of $689,447 in 1995 and $479,183 in 1994             14,538,322                          5,395,611
 Receivable from affiliate                                         291,558                                  -
 Other receivables                                                 155,474                            247,948
 Deferred tax asset (Note 7)                                     1,493,872                                  -
 Prepaid and other current assets                                1,304,207                            250,175
                                                              ------------                       ------------
      Total current assets                                      21,488,339                         14,557,864

PROPERTY, BUILDING AND EQUIPMENT-Net (Note 5)                   15,091,277                          3,792,806

INTANGIBLE ASSETS-Net (Note 6)                                 165,408,805                         24,791,962

DEFERRED FINANCING COSTS-Net of accumulated
 amortization of $450,802 in 1995 and $600,666 in 1994           3,818,243                            625,772

DEFERRED TAX ASSET (Note 7)                                      3,023,584                                  -

OTHER ASSETS                                                        25,867                              9,013
                                                              ------------                       ------------
TOTAL ASSETS                                                  $208,856,115                       $ 43,777,417
                                                              ============                       ============

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:
 Current portion of long-term debt (Notes 8 and 9)            $  7,000,000                       $ 10,722,855
 Interest payable                                                1,236,745                                  -
 Accounts payable                                                1,134,641                            202,650
 Salaries and commissions payable                                  645,400                            437,192
 Current tax payable (Note 7)                                       45,000                                  -
 Payable to affiliate                                                    -                             14,551
 Other accrued liabilities                                       1,008,240                            471,908
                                                              ------------                       ------------

      Total current liabilities                                 11,070,026                         11,849,156
                                                              ------------                       ------------
LONG-TERM DEBT (Notes 8 and 9)                                  93,000,000                         11,677,145

DEFERRED TAX LIABILITY (Note 7)                                 22,962,940                                  -

OTHER LONG-TERM LIABILITIES                                        772,900                                  -

COMMITMENTS AND CONTINGENCIES (Note 10)

STOCKHOLDER'S EQUITY (Note 11):
 Common stock                                                          200                                197
 Additional paid-in capital                                    100,450,174                         32,866,464
 Accumulated deficit                                           (19,400,125)                       (12,615,545)
                                                              ------------                       ------------
      Total stockholder's equity                                81,050,249                         20,251,116
                                                              ------------                       ------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                    $208,856,115                       $ 43,777,417
                                                              ============                       ============

See notes to combined financial statements.

                OPERATING SUBSIDIARIES OF GRANUM HOLDINGS, L.P.

COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
- ------------------------------------------------------------------------

                                                        1995                    1994                       1993

NET REVENUES                                       $ 52,118,326            $ 23,458,658               $ 16,207,038

OPERATING EXPENSES:
  Station operating expenses excluding
   depreciation and amortization                     29,289,294              14,658,744                 13,145,103
  Fees to related parties (Note 12)                   7,000,000               2,000,000                    831,393
  Depreciation and amortization                      19,112,528               5,517,525                  5,804,031
  Loss on sublease                                      676,765                      --                         --
  (Gain) loss on barter transactions - net              (46,753)               (180,234)                    36,133
  Loss (gain) on sale of fixed assets                    58,422                (874,373)                    79,755
  Other expenses                                         59,386                  82,280                         --
                                                   ------------            ------------               ------------

        Operating (loss) income                       4,031,316)              2,254,716                 (3,689,377)
                                                   ------------            ------------               ------------

NONOPERATING (EXPENSES) INCOME:
  Interest expense                                   (7,945,651)             (1,984,753)                (1,594,892)
  Interest income                                       160,114                 122,222                     48,216
                                                   ------------            ------------               ------------

        Nonoperating expenses, net                   (7,785,537)             (1,862,531)                (1,546,676)
                                                   ------------            ------------               ------------

(LOSS) INCOME BEFORE INCOME TAX
 BENEFIT AND EXTRAORDINARY ITEMS                    (11,816,853)                392,185                 (5,236,053)

INCOME TAX BENEFIT (Note 7)                           5,403,153                      --                         --

EXTRAORDINARY ITEMS - Net of tax benefit
 of $174,500 in 1995 (Note 13)                         (370,880)                     --                    252,289
                                                   ------------            ------------               ------------

NET (LOSS) INCOME                                    (6,784,580)                392,185                 (4,983,764)

ACCUMULATED DEFICIT, BEGINNING
 OF YEAR                                            (12,615,545)            (13,007,730)                (8,023,966)
                                                   ------------            ------------               ------------

ACCUMULATED DEFICIT, END OF YEAR                   $(19,400,125)           $(12,615,545)              $(13,007,730)
                                                   ============            ============               ============

See notes to combined financial statements.

                OPERATING SUBSIDIARIES OF GRANUM HOLDINGS, L.P.

COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995, 1994 and 1993
- ----------------------------------------------------------------------------

                                                                   1995                 1994                1993
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                                          $  (6,784,580)          $  392,185        $  (4,983,764)
  Adjustments to reconcile net (loss) income to net
   cash (used in) provided by operating activities:
   Depreciation and amortization                                19,112,528            5,517,525            5,804,031
   Deferred income tax benefit                                  (7,918,210)                  --                   --
   Loss on sublease                                                676,765                   --                   --
   Loss (gain) on extinguishment of debt                           545,380                   --             (252,289)
   Amortization of deferred financing costs                        517,998              264,731              223,411
   Loss (gain) on sale of fixed assets                              58,422             (874,373)              79,755
  Charges in assets and liabilities excluding effects
   from acquisitions:
   Increase in deferred financing costs                         (4,269,045)                  --             (783,567)
   Increase in net accounts receivable and
    other receivables                                           (3,265,014)            (888,999)          (1,534,003)
   (Increase) decrease in prepaid and other
    current assets                                                (760,658)             (82,618)             555,330
   Increase (decrease) in accounts payable                         871,954             (194,469)              54,085
   Increase in interest payable                                  1,236,745                   --                   --
   (Decrease) increase in other liabilities                       (618,251)             235,634              467,307
                                                             -------------           ----------        -------------

        Net cash (used in) provided by
          operating activities                                    (595,966)           4,369,616            (369,704)
                                                             -------------           ----------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of radio stations-net of cash acquired          (147,343,079)                  --         (18,500,000)
  Proceeds from sale of radio station                                   --            1,500,000                  --
  Purchase of property, building and equipment                  (2,152,225)            (186,095)           (188,429)
  Purchase of intangible assets                                    (51,667)             (42,923)           (567,470)
                                                             -------------           -----------       ------------
       Net cash (used in) provided by
         investing activities                                 (149,546,971)           1,270,982         (19,255,899)
                                                             -------------           ----------        ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt                     110,000,000                   --          14,500,000
  Repayment of long-term debt                                  (32,400,000)          (1,425,000)         (4,675,000)
  Capital contributions                                         67,583,713                   --          12,266,660
                                                             -------------           -----------       ------------
       Net cash provided by (used in)
         financing activities                                  145,183,713           (1,425,000)         22,091,660
                                                             -------------           -----------       ------------

NET (DECREASE) INCREASE IN CASH
 AND CASH EQUIVALENTS                                           (4,959,224)           4,215,598           2,466,057

CASH AND CASH EQUIVALENTS,
 BEGINNING OF YEAR                                               8,664,130            4,448,532           1,982,475
                                                             -------------           -----------        ------------

CASH AND CASH EQUIVALENTS,
 END OF YEAR                                                 $   3,704,906           $8,664,130        $  4,448,532
                                                             =============           ==========        ============

SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
 Operating activities:
   Interest paid                                             $   6,132,908           $1,702,022        $  1,371,481
                                                             =============           ==========        ============

   Income taxes paid                                         $   2,700,000           $       --        $         --
                                                             =============           ==========        ============


See notes to combined financial statements.

                                                                -4-

OPERATING SUBSIDIARIES OF GRANUM HOLDINGS, L.P.

NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

- --------------------------------------------------------------------------------


1.    BASIS OF PRESENTATION AND OPERATIONS

      Granum Holdings, L.P. ("the Partnership"), a Delaware limited partnership, was established on June 13, 1991 for the purpose of acquiring, establishing and operating radio stations, subject to the jurisdiction of the Federal Communications Commission (the "FCC"). The Partnership operates its radio stations through various wholly-owned corporations, collectively referred to as "the operating subsidiaries" or "Granum".

      On March 4, 1996, the Partnership signed an agreement to sell the outstanding capital stock of its operating subsidiaries to Infinity Broadcasting Corporation for $410 million, subject to working capital adjustments. The sale is expected to close in the third quarter of 1996, subject to certain conditions and approval by the Federal Communications Commission. The accompanying combined financial statements include the operating subsidiaries to be sold under this agreement.

      The operating subsidiaries of the Partnership included in the accompanying combined financial statements and the radio stations of each at December 31, 1995 are as follows:

      SUBSIDIARY                                              RADIO STATION(S)
      GCI Dallas Holding, Inc. and Subsidiaries               KOAI (FM)
      GCI Texas Holdings, Inc. and Subsidiaries               KHVN (AM) and KRBV (FM)
      GCI Boston Holdings, Inc. and Subsidiaries              WBOS (FM) and WOAZ (FM)
      GCI Atlanta Holdings, Inc. and Subsidiaries             WAOK (AM) and WVEE (FM)
      GCI Baltimore Holdings, Inc. and Subsidiaries           WCAO (AM) and WXYV (FM)
      GCI Orlando Holdings, Inc. and Subsidiaries             WHOO (AM), WHTQ (FM) and WMMO (FM)

      In addition, these combined financial statements include Granum Finance Partnership ("Granum Finance"), a wholly-owned subsidiary of the operating subsidiaries of the Partnership.

      The impact of material transactions between the entities included in the combined financial statements has been eliminated.

      Revenues from the radio stations are derived from the sale of commercial air time to advertising agencies and businesses. The percentage of revenue earned during 1995 in each of the markets in which Granum operates is as follows:

                                                                         % OF
      MARKET                                                            REVENUE
      Atlanta                                                              30
      Baltimore                                                            11
      Boston                                                               22
      Dallas                                                               26
      Orlando                                                              11

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      PROPERTY, BUILDING AND EQUIPMENT - Property, building and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line basis over their estimated useful lives. Leasehold improvements are amortized over the shorter of their estimated useful life or the life of the lease. The lives being used to depreciate each major class of property, building and equipment are as follows:

                                                                        YEARS
        Land improvements                                                 15
        Building, towers and antennas                                    8-15
        Broadcast equipment                                              8-15
        Leasehold impovements                                            5-7
        Furniture and fixtures                                            5
        Other                                                             5

      INTANGIBLE ASSETS - Goodwill is recognized for the excess of the purchase price of the various radio station acquisitions over the value of the identifiable net assets and is amortized on a straight-line basis over twenty-five years. Identifiable intangible assets are being amortized on a straight-line basis over their respective estimated useful lives as follows:

                                                                        YEARS
        FCC broadcasting license                                          25
        Non-compete agreement                                            3-5
        Other intangibles                                                 5

      INCOME TAXES - Each of the operating subsidiaries included in the accompanying combined financial statements is a taxable entity that separately files Federal, state and local tax returns, consolidating, at most, only their respective subsidiaries. In certain state and local jurisdictions, each operating subsidiary and indirect subsidiary files separate returns.

      The operating subsidiaries account for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), which requires an asset and liability method; accordingly, deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the financial reporting and tax bases of existing assets and liabilities. In addition, deferred tax assets are recognized for the future tax benefits of net operating losses. A valuation allowance is established, when necessary, to reduce deferred tax assets to amounts that are more likely than not to be realized.

      Deferred taxes are adjusted to reflect the tax rates at which future taxable amounts will be settled or realized. The effects of tax rate changes on future deferred tax liabilities and assets, as well as other changes in income tax laws, are recognized in net income in the period such changes are enacted.

      REVENUE RECOGNITION - Advertising revenue is recognized when advertisements are aired.

      BARTER TRANSACTIONS - Granum barters unsold advertising time for various products and services. Barter revenue is recognized when commercials are broadcast and expenses are recorded when goods and services are received or used.

      HEDGING ACTIVITIES - Granum utilizes an interest rate collar to reduce the risk associated with interest rate fluctuations related to its long-term borrowings. Amounts to be received or paid under the interest rate collar are accounted for on an accrual basis and are recognized as an adjustment to interest expense over the life of the agreement.

      CASH AND CASH EQUIVALENTS - For purposes of the combined statements of cash flows, Granum defines cash equivalents as short-term, highly liquid investments with an original maturity of 90 days or less.

      IMPAIRMENT OF ASSETS - Granum reviews long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The amount of the impairment loss is measured as the difference between expected future cash flows and the carrying amount of the asset.

      DEFERRED FINANCING COSTS - Costs incurred with the issuance of debt are recorded net of accumulated amortization. Amortization is reflected as interest expense over the term of the related loan. Deferred costs related to loans that are retired are written off and included in the extraordinary items in the accompanying combined statements of operations.

      NEW ACCOUNTING PRONOUNCEMENTS - In March 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which must be adopted no later than 1996. The standard will require Granum to analyze its long-lived assets, including goodwill, for potential impairment and prescribes the method for measuring impairment. Granum has not yet determined the impact of the adoption of this standard on the combined financial statements.

      In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which is effective for 1996. The effect of this pronouncement will not be material to Granum's combined financial statements.

3.    ACQUISITIONS

      On June 14, 1994, Granum entered into a stock purchase agreement with Summit Communications Group, Inc. ("Summit"). The agreement provided for the purchase of three of Summit's wholly-owned subsidiaries. These subsidiaries are the parent corporations of radio stations: WVEE (FM) and WAOK (AM) located in Atlanta, Georgia; WXYV (FM) and WCAO (AM) located in Baltimore, Maryland; and KRBV (FM), formerly KJMZ (FM), and KHVN (AM) located in Dallas, Texas.

      The purchase price of approximately $133.5 million plus additional working capital adjustments and expenses were funded by borrowings of $110.0 million under a $115.0 million credit facility, additional capital contributed by the partners of the Partnership and cash on hand.

      In November 1994, Granum entered into an asset purchase agreement with TK Communications, Inc. ("TK"). The agreement provided for the purchase of certain assets of radio stations WHTQ (FM) and WHOO (AM) located in Orlando, Florida. In connection with this agreement, Granum entered into a local market agreement ("LMA") with TK for WHTQ (FM) and WHOO (AM). The LMA is an agreement which provides for radio stations to enter into cooperative programming arrangements subject to compliance with requirements of the antitrust laws and the FCC's rules and policies. This LMA became effective December 1, 1994 and continued until March 31, 1995, at which time Granum consummated the asset purchase transaction with TK for approximately $11.5 million. The purchase price for this transaction was provided in connection with the funding of the aforementioned Summit acquisition which occurred concurrently with the close of the TK transaction on March 31, 1995. As a result of the Summit and TK acquisitions, goodwill of approximately $77.0 million was recorded and is being amortized over 25 years (see Note 6).

      The following pro forma financial information represents the unaudited pro forma results of operations as if the aforementioned Summit and TK acquisitions had been completed at the beginning of 1995 and the beginning of 1994. The pro forma amounts give effect to certain adjustments, including increased depreciation and amortization and interest expense for acquisition debt. These pro forma amounts have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which would have been achieved had these acquisitions been completed as of these dates, nor are the results indicative of Granum's future results of operations.

                                                              UNAUDITED
                                                         1995          1994
        Revenue                                       $59,000,000   $55,900,000
                                                      ===========   ===========

        Loss before extraordinary items               $ 7,600,000   $10,800,000
                                                      ===========   ===========

        Net loss                                      $ 8,000,000   $11,700,000
                                                      ===========   ===========

      On March 15, 1993, Granum acquired certain assets of WOAZ (FM), formerly WSSH (FM), a radio station in Lowell, Massachusetts, for $18.5 million. There was no goodwill recorded as a result of this acquisition.

      All of the aforementioned acquisitions have been accounted for under the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based on their estimated fair values at the dates of acquisition. The operating results of the acquired radio stations are included in Granum's combined statements of operations from the dates of their acquisition.

4.    CONCENTRATIONS OF CREDIT RISK

      Financial instruments which potentially subject Granum to concentrations of credit risk consist principally of accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited by the large number of customers comprising Granum's customer base and the dispersion across the different geographic areas of the country as described in Note 1.

5.    PROPERTY, BUILDING AND EQUIPMENT

      Property, building and equipment at December 31 consist of the following:

                                                         1995          1994
        Land and leasehold improvements               $ 4,206,235   $ 2,084,308
        Building, towers and antennas                   8,335,913     1,421,013
        Broadcast equipment                             4,077,362     1,772,803
        Furniture and fixtures                            788,628       316,212
        Other                                           1,927,782       569,949
                                                      -----------   -----------

                                                       19,335,920     6,164,285

        Less accumulated depreciation                  (4,244,643)   (2,371,479)
                                                      -----------   -----------

        Property, building and equipment - net        $15,091,277   $ 3,792,806
                                                      ===========   ===========

      Property, building and equipment are pledged as collateral as described in Note 8.

      Depreciation for the years ended December 31, 1995, 1994 and 1993 amounted to $2,110,008, $1,027,971 and $889,469, respectively.

6.    INTANGIBLE ASSETS

      Intangible assets at December 31 consist of the following:

                                                         1995          1994
        Goodwill                                     $ 80,659,010   $ 2,938,217
        FCC broadcasting license                       77,291,776    18,881,755
        Non-compete agreement                           5,886,394     8,386,394
        Computer software                                 138,432        94,801
        Other intangibles                              26,990,625     7,405,183
                                                     ------------   -----------

                                                      190,966,237    37,706,350

        Less accumulated amortization                 (25,557,432)  (12,914,388)
                                                     ------------   -----------

        Intangible assets - net                      $165,408,805   $24,791,962
                                                     ============   ===========

7.    INCOME TAXES

      As described in Note 2, the operating subsidiaries are taxable entities. The components of the income tax benefit on the combined earnings of these subsidiaries are:

                                        1995          1994         1993
        Federal:
          Current                    $ 1,849,316   $   --       $   --
          Deferred                    (7,099,295)      --           --

        State and local taxes:
          Current                        665,741       --           --
          Deferred                      (818,915)      --           --
                                     -----------   -----------  -----------
        Total tax benefit            $(5,403,153)  $   --       $   --
                                     ===========   ===========  ===========

      Reflected in the Federal and state and local deferred benefit for 1995 is approximately ($3,550,000) and ($250,000), respectively, for the recognition of the reduction of the beginning of the year valuation allowance; $750,000 and $100,000, respectively, for the allocation of tax benefits to reduce goodwill; ($800,000) and $0, respectively, for the benefit of 1995 operating loss carryforwards and ($3,500,000) and ($670,000), respectively, relating to other temporary differences.

      The corporate statutory tax rate was 34 percent for the three years presented. A reconciliation of the income tax benefit at the statutory Federal income tax rate to the income tax benefit recognized in the accompanying combined statements of operations is as follows:

                                        1995            1994           1993
        Federal statutory rate       $(4,017,730)    $ 133,343      $(1,780,258)
        Reduction of beginning
         valuation allowance          (3,554,448)     (570,897)          --
        Allocation of tax benefits
         reducing goodwill               752,944         --              --
        State and local income tax
         benefit, net of Federal
         tax expense                    (101,095)        --              --
        Amortization of goodwill         803,984        23,029           23,029
        Unrecognized operating
         losses                          597,540       414,525        1,757,229
        Other                            115,652         --              --
                                     -----------     ---------      -----------
        Total                        $(5,403,153)    $   --         $    --
                                     ===========     =========      ===========

      The major components of deferred tax assets and liabilities consist of the following:

                                                         1995          1994
        Deferred tax assets:
          Net operating loss carryforwards            $ 8,875,280   $5,418,313
          Federal effect of deferred state and          1,226,711       --
           local taxes
          Allowance for doubtful accounts                 276,087      198,744
          Other                                           411,805      146,648
                                                      -----------   ----------

             Subtotal                                  10,789,883    5,763,705

             Valuation allowance                        4,321,440    5,448,986
                                                      -----------   ----------

             Total deferred tax assets, net of
              valuation allowance                       6,468,443      314,719
                                                      -----------   ----------

        Deferred tax liabilities:
          Intangible assets                            22,552,045      201,742
          Fixed assets                                  2,288,771      112,977
          Other                                            73,111       --
                                                      -----------   ----------

             Deferred tax liability                    24,913,927      314,719
                                                      -----------   ----------

        Net deferred tax liability                    $18,445,484   $   --
                                                      ===========   ==========

      The net change in the valuation allowance for the years ended December 31, 1995 and 1994 is as follows:

                                                         1995          1994
        Beginning of year                             $ 5,448,986   $5,697,519
        Decrease                                       (1,127,546)    (248,533)
                                                      -----------   ----------
        End of year                                   $ 4,321,440   $5,448,986
                                                      ===========   ==========

      Approximately $2,000,000 of the valuation allowance as of December 31, 1995 will be allocated to reduce goodwill and other intangibles if the deferred tax asset to which it relates is subsequently recognized.

      Granum has approximately $21,000,000 of net operating loss carryforwards ("NOLs") that expire from 1999 to 2010. Realization of the benefit of these losses is limited to offsetting the future taxable income of the respective corporate subsidiary that generated the loss. Also, the utilization of such NOLs is subject to certain other limitations under Federal, state and local income tax laws. Therefore, realization is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset net of the remaining valuation allowance will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

8.    LONG-TERM DEBT

      Long-term debt at December 31 consists of the following:

                                                         1995          1994
        Term loan                                    $100,000,000  $22,400,000
        Less current portion                            7,000,000   10,722,855
                                                     ------------  -----------

                                                     $ 93,000,000  $11,677,145
                                                     ============  ===========

      In March 1995, Granum Finance entered into a new $115 million bank credit facility (the "Facility") to refinance its existing bank indebtedness and to provide funds for the Summit and TK acquisitions (see Note 3) as well as general working capital. The Facility consists of a $15 million revolving credit facility (the "Revolving Facility") and a $100 million term facility (the "Term Facility"). The Revolving Facility and the Term Facility expire on December 31, 2002. There were no amounts outstanding under the Revolving Facility as of December 31, 1995. The indebtedness of Granum under the Facility is collateralized by a first lien on substantially all of its assets.

      The Facility bears interest, at the option of Granum, at rate alternatives of (i) ranging from LIBOR plus 1.00% to LIBOR plus 2.625% payable at the end of the LIBOR term, or (ii) ranging from the base rate (as defined in the Facility) to the base rate plus 1.375% payable on a quarterly basis. Granum will also pay quarterly in arrears, through December 31, 2002, commitment fees ranging from 0.375% to 0.50% per annum on the unused portion of the Revolving Facility. The spread over LIBOR and the base rate, and on the commitment fees, varies depending on Granum's financial leverage as defined in the Facility.

      The Facility requires that Granum enter into an interest rate protection agreement based on at least 50% of the principal amount of the Term Facility. In connection therewith, Granum entered into one three-year interest rate collar agreement with a range of 5.5% to 7.75%, on a $50 million notional amount, thereby mitigating the variability of interest to be paid under the Facility. Included in interest expense for the year ended December 31, 1995 is approximately $58,000 of additional interest related to the amortization of the premium paid for the interest rate collar.

      Granum is exposed to credit loss in the event of nonperformance by the counterparty to the interest rate collar; however, Granum does not expect the counterparty to fail to meet its obligation.

      The aggregate minimum principal payments for the Facility in each of the next five fiscal years and thereafter is as follows:

                 YEAR                               TOTAL
                 1996                           $  7,000,000
                 1997                              9,500,000
                 1998                             10,500,000
                 1999                             14,000,000
                 2000                             17,500,000
              Thereafter                          41,500,000
                                                ------------
                 Total                          $100,000,000
                                                ============

                                      -12-

      In addition to scheduled amortization, within one hundred ten days after the end of each fiscal year, commencing with the fiscal year ending in 1995, the Facility is required to be permanently reduced by 50% of Granum's excess cash flow, as defined in the Facility, as of the immediately preceding fiscal year.

      The Facility contains certain financial and operational covenants and other restrictions including limitations on the use of borrowings, requirements to maintain certain financial ratios and restrictions on the payment of dividends.

      Under the debt outstanding at December 31, 1994, Granum paid interest based on LIBOR plus 3% or prime plus 2%.

9.    FAIR VALUE OF FINANCIAL INSTRUMENTS

      SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires companies to report the fair value of certain on- and off-balance sheet assets and liabilities which are defined as financial instruments.

      Considerable judgment is necessarily required in interpreting data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that Granum could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

      Assets including cash and cash equivalents and accounts receivable, and liabilities such as trade payables, are carried at amounts which approximate fair value. Granum has also estimated that the fair value of the long-term debt at December 31, 1995 approximates its carrying value. The fair value of the interest rate collar at December 31, 1995 approximates a $525,000 liability as compared to the carrying amount of a $197,000 asset. At March 31, 1996, the fair value of the interest rate collar approximates a $185,000 liability.

      Granum estimated the fair value of the long-term debt based on an estimate of current rates that would be offered to Granum for debt with the same remaining maturity. The fair value of the interest rate collar is estimated as the amount to be received or paid to terminate the contract.

10.   COMMITMENTS AND CONTINGENCIES

      Granum is obligated under various rental agreements and service contracts. The aggregate minimum commitments under these agreements are described below.

      REAL ESTATE RENTAL AGREEMENTS - Granum rents office space in Boston, Baltimore, Dallas, Atlanta and Orlando. Future minimum rental payments under these agreements are as follows:

                     YEARS                AMOUNT
                      1996              $1,078,520
                      1997               1,057,389
                      1998               1,049,324
                      1999                 750,806
                      2000                 491,562
                   Thereafter            1,567,713
                                        ----------
                      Total             $5,995,314
                                        ==========

      EQUIPMENT RENTAL AGREEMENTS AND SERVICE CONTRACTS - Granum is liable for payments under various equipment rental agreements and service contracts. Future minimum payments under these agreements are as follows:

                     YEARS                 AMOUNT
                     1996               $1,644,754
                     1997                  830,709
                     1998                  408,584
                     1999                  120,269
                     2000                   89,116
                                        ----------
                    Total               $3,093,432
                                        ==========

      Certain of the leases described above have escalation clauses and purchase options.

11.   STOCKHOLDER'S EQUITY

      Each of the operating companies is wholly owned by the Partnership. The following reflects the changes in stockholder's equity during the three years ended December 31, 1995:

                                                                                                                 TOTAL
                                               SHARES        COMMON        ADDITIONAL        ACCUMULATED     STOCKHOLDER'S
                                            OUTSTANDING       STOCK     PAID-IN CAPITAL         DEFICIT          EQUITY
Balance, January 1, 1993                       19,700         $197       $ 20,599,804       $ (8,023,966)     $12,576,035
  Capital contribution                                                     12,266,660                          12,266,660
  Net loss                                                                                    (4,983,764)      (4,983,764)
                                               ------         ----       ------------       ------------      -----------

Balance, December 31, 1993                     19,700          197         32,866,464        (13,007,730)      19,858,931
  Net income                                                                                     392,185          392,185
                                               ------         ----       ------------       ------------      -----------

Balance, December 31, 1994                     19,700          197         32,866,464        (12,615,545)      20,251,116
  Capital contribution                            300            3         67,583,710                          67,583,713
  Net loss                                                                                    (6,784,580)      (6,784,580)
                                               ------         ----       ------------       ------------      -----------

Balance, December 31, 1995                     20,000         $200       $100,450,174       $(19,400,125)     $81,050,249
                                               ======         ====       ============       ============      ===========

      The following reflects the common shares authorized and outstanding for each of the direct operating subsidiaries as of December 31, 1995, as well as the respective par values:

                                      SHARES          SHARES         PAR
                                    AUTHORIZED      OUTSTANDING     VALUE
GCI Dallas Holdings, Inc.              50,000           9,800       $0.01
GCI Texas Holdings, Inc.                1,000             100       $0.01
GCI Boston Holdings, Inc.              50,000             100       $0.01
GCI Atlanta Holdings, Inc.              1,000             100       $0.01
GCI Baltimore Holdings, Inc.            1,000             100       $0.01
GCI Orlando Holdings, Inc.             50,000           9,800       $0.01
                                                       ------
                                                       20,000
                                                       ======

12.   RELATED PARTY TRANSACTIONS

      In 1995 Granum paid fees of $4,050,000 to an affiliate for certain management activities. Granum also paid management fees of $2,950,000, $2,000,000 and $831,393 in 1995, 1994 and 1993, respectively, to an affiliate for corporate overhead. In addition, in connection with the acquisitions of Summit and TK in 1995, Granum paid to the Partnership fees of $2,150,000 which have been capitalized as part of the cost of the acquisitions.

13.   EXTRAORDINARY ITEMS

      During March 1995, in connection with the Summit and TK acquisitions, Granum negotiated a new loan facility (see Note 8) and repaid its then outstanding borrowings of approximately $22,400,000, resulting in an extraordinary loss on the extinguishment of debt of $370,880, net of tax benefit.

      During April 1993, Granum entered into a credit agreement in the aggregate amount of $14,500,000, which provided $10,000,000 for the purchase of the assets of WSSH (FM). $4,500,000 of the loan was used to repay, at a discount, notes outstanding in connection with the asset purchase of WBOS (FM) in March 1992, which resulted in an extraordinary gain of $500,000 and an additional write-off of deferred debt acquisition costs amounting to $247,711. The net effect of this transaction was the recognition of an extraordinary gain of $252,289.

14.   EMPLOYEE BENEFIT PLAN

      Granum sponsors defined contribution 401(k) savings plans for its full-time employees. Granum does not match employees' contributions and does not provide any other retirement benefits to its employees.

                                     ******

                  OPERATING SUBSIDIARIES OF
                  GRANUM HOLDINGS, L.P.


                  COMBINED BALANCE SHEETS AS OF
                  MARCH 31, 1996 AND THE RELATED
                  COMBINED STATEMENTS OF OPERATIONS
                  AND ACCUMULATED DEFICIT AND OF
                  CASH FLOWS FOR THE THREE MONTHS ENDED
                  MARCH 31, 1996 AND 1995

OPERATING SUBSIDIARIES OF GRANUM HOLDINGS, L.P.

TABLE OF CONTENTS

- --------------------------------------------------------------------------------

                                                                            PAGE

INTERIM COMBINED FINANCIAL STATEMENTS:

   Combined Balance Sheet, March 31, 1996                                    1

   Combined Statements of Operations and Accumulated Deficit,
     Three Months Ended March 31, 1996 and 1995                              2

   Combined Statements of Cash Flows, Three Months Ended
     March 31, 1996 and 1995                                                 3

   Notes to Combined Financial Statements, Three Months Ended
     March 31, 1996 and 1995                                                4-6

OPERATING SUBSIDIARIES OF GRANUM HOLDINGS, L.P.

COMBINED BALANCE SHEET - UNAUDITED
MARCH 31, 1996
- ----------------------------------------------------------------------------


ASSETS
CURRENT ASSETS:
 Cash and cash equivalents                                    $  4,075,796
 Accounts receivable - net of allowance for doubtful
  accounts of $763,283                                          11,708,987
 Tax receivable                                                    494,905
 Receivable from affiliate                                         296,681
 Other receivables                                                 222,620
 Deferred tax asset                                              1,520,506
 Prepaid and other current assets                                1,353,786
                                                              ------------
      Total current assets                                      19,673,281

PROPERTY, BUILDING AND EQUIPMENT - Net of accumulated
 depreciation of $4,900,662                                     14,577,449

INTANGIBLE ASSETS - Net of accumulated amortization of
 $25,738,421                                                   162,990,405

DEFERRED FINANCING COSTS - Net of accumulated
 amortization of $588,511                                        3,680,532

DEFERRED TAX ASSET                                               3,312,359

OTHER ASSETS                                                        23,347
                                                              ------------
TOTAL ASSETS                                                  $204,257,373
                                                              ============

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:
 Current portion of long-term debt                            $  7,625,000
 Interest payable                                                1,038,458
 Accounts payable                                                  454,637
 Salaries and commissions payable                                  782,741
 Current tax payable                                               188,587
 Other accrued liabilities                                       1,370,371
                                                              ------------

      Total current liabilities                                 11,459,794
                                                              ------------
LONG-TERM DEBT                                                  90,625,000

DEFERRED TAX LIABILITY                                          22,145,377

OTHER LONG-TERM LIABILITIES                                        899,232

STOCKHOLDER'S EQUITY:
 Common stock                                                          200
 Additional paid-in capital                                    100,450,175
 Accumulated deficit                                           (21,322,405)
                                                              ------------
      Total stockholder's equity                                79,127,970
                                                              ------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                    $204,257,373
                                                              ============

See notes to combined financial statements.

OPERATING SUBSIDIARIES OF GRANUM HOLDINGS, L.P.

COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT - UNAUDITED THREE MONTHS ENDED MARCH 31, 1996 AND 1995
- ------------------------------------------------------------------------

                                                        1996                    1995

NET REVENUES                                       $ 12,944,656            $  5,058,859

OPERATING EXPENSES:
  Station operating expenses excluding
   depreciation and amortization                      9,054,427               3,986,754
  Depreciation and amortization                       3,293,229               1,146,926
  Fees to related parties                             1,231,857               5,050,000
  Other expenses                                         11,051                 (93,831)
                                                   ------------            ------------

        Operating loss                                 (645,908)             (5,030,990)
                                                   ------------            ------------

NONOPERATING (EXPENSES) INCOME:
  Interest expense                                   (2,068,024)               (613,627)
  Interest income                                        17,926                  57,770
                                                   ------------            ------------

        Nonoperating expenses, net                   (2,068,098)               (555,857)
                                                   ------------            ------------

LOSS BEFORE INCOME TAX
 BENEFIT AND EXTRAORDINARY ITEM                      (2,714,006)             (5,586,847)

INCOME TAX BENEFIT                                      791,726                      --

EXTRAORDINARY ITEMS                                          --                (545,380)
                                                   ------------            ------------

NET LOSS                                             (1,922,280)             (6,132,227)

ACCUMULATED DEFICIT, BEGINNING
 OF PERIOD                                          (19,400,125)            (12,615,544)
                                                   ------------            ------------

ACCUMULATED DEFICIT, END OF PERIOD                 $(21,322,405)           $(18,747,771)
                                                   ============            ============

See notes to combined financial statements.

OPERATING SUBSIDIARIES OF GRANUM HOLDINGS, L.P.

COMBINED STATEMENTS OF CASH FLOWS - UNAUDITED
THREE MONTHS ENDED MARCH 31, 1996 AND 1995
- ----------------------------------------------------------------------------

                                                                   1996                 1995
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                     $(1,922,280)       $  (6,132,227)
  Adjustments to reconcile net loss to net
   cash provided by (used in) operating activities:
   Depreciation and amortization                                 3,293,229            1,146,926
   Deferred income tax benefit                                    (938,878)                  --
   Loss on extinguishment of debt                                       --              545,380
   Amortization of deferred financing costs                        137,709               67,196
  Charges in assets and liabilities excluding effects
   from acquisitions:
   Increase in deferred financing costs                                 --           (3,735,694)
   Decrease in net accounts receivable and
    other receivables                                            2,762,189            1,512,463
   Increase in prepaid and other current assets                   (352,646)            (535,914)
   (Decrease) increase in accounts payable                        (680,004)             132,946
   Increase in other liabilities                                   107,637              204,244
                                                               -----------        -------------

        Net cash provided by (used in)
          operating activities                                   2,406,956           (6,794,680)
                                                               -----------        -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of radio stations - net of cash acquired                  --         (145,788,461)
  Purchase of property and equipment                              (286,066)            (219,283)
                                                               -----------        -------------
       Net cash used in investing activities                      (286,066)        (146,007,744)
                                                               -----------        -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt                              --          110,000,000
  Repayment of long-term debt                                   (1,750,000)         (22,400,000)
  Capital contributions                                                 --           63,583,713
                                                               -----------        -------------
       Net cash (used in) provided by
         financing activities                                   (1,750,000)         151,183,713
                                                               -----------        -------------

NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                                              370,890           (1,618,711)

CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD                                             3,704,906            8,664,130
                                                               -----------        -------------

CASH AND CASH EQUIVALENTS,
 END OF PERIOD                                                 $ 4,075,796        $   7,045,419
                                                               ===========        =============

SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
 Operating activities:
   Interest paid                                               $ 2,124,686        $     546,431
                                                               ===========        =============

   Income taxes paid                                           $   374,000        $       2,163
                                                               ===========        =============


See notes to combined financial statements.

OPERATING SUBSIDIARIES OF GRANUM HOLDINGS, L.P.

NOTES TO COMBINED FINANCIAL STATEMENTS - UNAUDITED
THREE MONTHS ENDED MARCH 31, 1996 AND 1995
- --------------------------------------------------------------------------------

1.    BASIS OF PRESENTATION

      Granum Holdings, L.P. (the "Partnership"), a Delaware limited partnership, was established on June 13, 1991 for the purpose of acquiring, establishing and operating radio stations, subject to the jurisdiction of the Federal Communications Commission (the "FCC"). The Partnership operates its radio stations through various wholly-owned corporations, collectively referred to as "the operating subsidiaries" or "Granum."

      On March 4, 1996, the Partnership signed an agreement to sell the outstanding capital stock of its operating subsidiaries to Infinity Broadcasting Corporation for $410 million, subject to working capital adjustments and certain conditions and approvals. The accompanying combined financial statements include the operating subsidiaries to be sold under this agreement.

      The operating subsidiaries of the Partnership included in the accompanying combined financial statements and the radio stations of each at March 31, 1996 are as follows:

                       SUBSIDIARY                                     RADIO STATION(S)
      GCI Dallas Holdings, Inc. and Subsidiaries            KOAI (FM)
      GCI Texas Holdings, Inc. and Subsidiaries             KHVN (AM) and KRBV (FM)
      GCI Boston Holdings, Inc. and Subsidiaries            WBOS (FM) and WOAZ (FM)
      GCI Atlanta Holdings, Inc. and Subsidiaries           WAOK (AM) and WVEE (FM)
      GCI Baltimore Holdings, Inc. and Subsidiaries         WCAO (AM) and WXYV (FM)
      GCI Orlando Holdings, Inc. and Subsidiaries           WHOO (AM), WHTQ (FM) and WMMO (FM)

      In addition, these combined financial statements include Granum Finance Partnership ("Granum Finance"), a wholly-owned subsidiary of the operating subsidiaries of the Partnership.

      The impact of material transactions between the entities included in the combined financial statements has been eliminated.

      Effective January 1, 1996 Granum adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and SFAS No. 123, "Accounting for Stock-Based Compensation." The impact of the adoption of these standards on the combined financial statements was not material.

      The accompanying unaudited interim combined financial statements have been prepared by the Partnership in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the statements reflect all adjustments necessary for a fair presentation of the results for the interim periods. All such adjustments are of a normal, recurring nature.

      Due to the seasonality of the broadcasting business, operating results for the three months ended March 31, 1996 and 1995 are not necessarily indicative of the results that may be expected for a full year.

2.    ACQUISITIONS

      On June 14, 1994, Granum entered into a stock purchase agreement with Summit Communications Group, Inc. ("Summit"). The agreement provided for the purchase of three of Summit's wholly-owned subsidiaries. These subsidiaries are the parent corporations of radio stations: WVEE (FM) and WAOK (AM) located in Atlanta, Georgia; WXYV (FM) and WCAO (AM) located in Baltimore, Maryland; and KRBV (FM), formerly KJMZ (FM), and KHVN (AM) located in Dallas, Texas.

      The purchase price of approximately $133.5 million plus additional working capital adjustments and expenses were funded by borrowings of $110.0 million under a $115.0 million credit facility, additional capital contributed by the partners of the Partnership and cash on hand.

      In November 1994, Granum entered into an asset purchase agreement with TK Communications, Inc. ("TK"). The agreement provided for the purchase of certain assets of radio stations WHTQ (FM) and WHOO (AM) located in Orlando, Florida. In connection with this agreement, Granum entered into a local market agreement ("LMA") with TK for WHTQ (FM) and WHOO (AM). The LMA is an agreement which provides for radio stations to enter into cooperative programming arrangements subject to compliance with requirements of the antitrust laws and the FCC's rules and policies. This LMA became effective December 1, 1994 and continued until March 31, 1995, at which time Granum consummated the asset purchase transaction with TK for approximately $11.5 million. The purchase price for this transaction was provided in connection with the funding of the aforementioned Summit acquisition which occurred concurrently with the close of the TK transaction on March 31, 1995. As a result of the Summit and TK acquisitions, goodwill of approximately $77.0 million was recorded and is being amortized over 25 years.

      All of the aforementioned acquisitions have been accounted for under the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based on their estimated fair values at the March 31, 1995 date of acquisition. The operating results of the acquired radio stations are included in Granum's combined statements of operations from the date of their acquisition.

3.    INCOME TAXES

      At the end of each interim period presented, Granum makes its best estimate of the effective tax rates expected to be applicable for the full fiscal year. The rates so determined were used in providing income taxes on a year-to-date basis.

      The effective tax rates reflect the effect of state and local taxes, amortization of goodwill and the unrecognized benefit of operating losses of certain operating subsidiaries.

4.    STOCKHOLDER'S EQUITY

      Each of the operating subsidiaries is either directly or indirectly wholly owned by the Partnership.

      The following reflects the common shares authorized and outstanding for each of the direct operating subsidiaries as of March 31, 1996, as well as the respective par values:

                                                 SHARES                   SHARES                    PAR
                                               AUTHORIZED               OUTSTANDING                VALUE

      GCI Dallas Holdings, Inc.                  50,000                    9,800                   $0.01
      GCI Texas Holdings, Inc.                    1,000                      100                    0.01
      GCI Boston Holdings, Inc.                  50,000                      100                    0.01
      GCI Atlanta Holdings, Inc.                  1,000                      100                    0.01
      GCI Baltimore Holdings, Inc.                1,000                      100                    0.01
      GCI Orlando Holdings, Inc.                 50,000                    9,800                    0.01
                                                                          ------

                                                                          20,000
                                                                          ======

5.    EXTRAORDINARY ITEM

      During March 1995, in connection with the Summit and TK acquisitions, Granum negotiated a new loan facility and repaid its then outstanding borrowings of approximately $22,400,000, resulting in an extraordinary loss on the extinguishment of debt of $545,380.

                                   ******

                       INFINITY BROADCASTING CORPORATION
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                            COMPANY
                                                                           PRO FORMA        PRO FORMA
                                                             HISTORICAL   ADJUSTMENTS       COMBINED
                                                             ----------   -----------       ---------
Total revenues                                                372,429       379,196 (1)      751,625
Less agency commissions                                        46,723        48,150 (1)       94,873
                                                              --------------------------------------
Net revenues                                                  325,706       331,046          656,752
Operating expenses
   excluding depreciation and amortization                    167,285       252,155 (1)      419,440
                                                              --------------------------------------
Operating income
   excluding depreciation and amortization                    158,421        78,891          237,312
Depreciation and amortization                                  50,482        38,332 (2)       88,814
Corporate general and administrative expenses                   6,135                          6,135
                                                              --------------------------------------
Operating income(loss)                                        101,804        40,559          142,363
Interest expense                                              (44,385)      (60,965)(3)     (105,350)
Interest income                                                   387                            387
Other expense                                                  (1,715)                        (1,715)
Income taxes                                                   (1,588)        1,940 (4)          352
                                                              --------------------------------------
Net earnings (loss)                                            54,503       (18,466)          36,037
                                                              ======================================

Net earnings per share                                          $0.53                          $0.34
Weighted average shares                                       102,903         2,370 (5)      105,273


(1) To reflect the historical operating results of KLUV-FM, TDI, Alliance and Granum from January 1, 1995 through year end or the dates of their respective acquisition if sooner.

(2) The pro forma depreciation and amortization expense is based on a preliminary allocation of the purchase price of KLUV-FM, Alliance, TDI and Granum based on the following: (i) FCC license, franchise costs and related intangibles of approximately $477 million generally over a period of 40 years;
(ii) goodwill, of approximately $534 million over a period of 40 years and (iii) property and equipment of approximately $24 million over a period of 5 years.

(3) To reflect additional interest expense on bank borrowings, at an interest rate of approximately 7% to finance the acquisitions of KLUV-FM, Alliance, TDI and Granum.

(4) To reflect the change in deferred tax liability relating to the difference in book and tax bases for TDI and Granum on fixed and intangible assets.

(5) To give effect to the issuance of 2.4 million shares in the TDI acqisition.

                       INFINITY BROADCASTING CORPORATION
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                               COMPANY
                                                             PRO FORMA         PRO FORMA
                                            HISTORICAL      ADJUSTMENTS        COMBINED
                                            ----------     ------------        ---------
Total revenue                                296,872           88,659 (1)       385,531
Less agency commissions                       35,708           11,197 (1)        46,905
                                             ------------------------------------------

Net revenues                                 261,164           77,462           338,626

Operating expenses excluding
   depreciation and amortization             165,154           62,419 (1)       227,573
                                             ------------------------------------------

Operating income excluding
   depreciation and amortization              96,010           15,043           111,053
Depreciation and amortization                 35,532            9,011 (2)        44,543
Corporate general and
   administrative expenses                     4,048                              4,048
                                             ------------------------------------------

Operating income                              56,430            6,032            62,462
Interest expense                             (24,889)         (17,155)(3)       (42,044)
Interest income                                  380                                380
Income taxes                                  (1,345)             970 (4)          (375)
                                             ------------------------------------------

Net earnings                                  30,576          (10,153)           20,423
                                             ==========================================

Net earnings per share                         $0.27                              $0.18
Weighted average shares                      114,987                            114,987

(1) Reflects the historical operating results for TDI and Granum from January 1, 1996 through the dates of their respective acquisitions.

(2) The pro forma depreciation and amortization expense is based on a preliminary allocation of the purchase price of TDI and Granum based on the following: (i) FCC license, franchise costs and related intangibles of approximately $229 million over a period of 40 years; (ii) goodwill of approximately $534 million over a period of 40 years and (iii) property and equipment of approximately $20 million over a period of five years.

(3) To reflect additional interest expense on bank borrowings, at an interest rate of approximately 6.6% to finance the acquisitions of TDI and Granum.

(4) To reflect the change in deferred tax liability relating to the difference in book and tax bases for TDI and Granum on fixed and intagible assets.